ALLIED MORAL HOLDINGS LIMITED

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

香港中天華正會計師事務所有限公司
UHY ZTHZ HK CPA Limited
Chartered Accountants
Certified Public Accountants

ALLIED MORAL HOLDINGS LIMITED
REPORT AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2007
(UNAUDITED)

CONTENTS

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	Unaudited March 31,		December 31,	
Assets	2007 RMB	2007 USD	2006 RMB	2006 USD
Current assets				
Cash (note 4)	5,998,943.23	776,743	2,638,086.72	338,039
Trade accounts receivable (note 5)	34,367,905.00	4,449,957	20,675,405.00	2,649,300
Prepayments and other receivables (note 6)	27,607,647.21	3,574,638	21,746,265.56	2,786,518
Due from related party (note 14(b))	5,438,000.00	704,112	5,370,000.00	688,100
Inventories (note 7)	7,956,654.75	1,030,228	12,679,124.15	1,624,675
Deferred income tax assets (note 13)	324,137.75	41,969	147,335.34	18,879
Total current assets	81,693,287.94	10,577,647	63,256,216.77	8,105,511
Property, plant and equipment, net (note 8)	3,107,637.49	402,377	3,400,283.27	435,705
Intangible assets, net (note 9)	6,854,460.10	887,516	6,995,305.17	896,363
Investment in affiliated company	514,802.05	66,657	497,039.15	63,689
Deferred income tax assets (note 13)	92,322.78	11,954	41,964.90	5,377
Total assets	92,262,510.36	11,946,151	74,190,809.26	9,506,645
Liabilities, minority interest and owners' equity				
Current liabilities				
Trade accounts payable	5,539,400.02	717,242	4,978,889.39	637,984
Income taxes payable	8,912,396.51	1,153,977	6,460,450.16	827,828
Accrued liabilities and other payables (note 10)	10,454,587.13	1,353,660	12,192,067.46	1,562,264
Due to related parties (note 14(b))	854,647.71	110,660	50,007,983.99	6,407,912
Total current liabilities	25,761,031.37	3,335,539	73,639,391.00	9,435,988
Minority interest (Note 19)	7,243,932.35	937,944	7,340,769.53	940,630
Owners' equity (deficit)				
Capital (Note 11 (a))				
Preferred stock, US$0.01 par value Authorized shares : 5,000,000 Issued shares : 2,666,667 and none, respectively	207,237.36	26,667	-	-
Common Stock, US$0.01 par value Authorized shares : 35,000,000 Issued shares : 13,000,000 and 100, respectively	1,010,282.51	130,000	8.28	1
Share premium (Note 11(b))	75,798,619.53	9,753,535	-	-
Discount on capital issuance (Note 11(c))	(13,056,632.99)	(1,577,555)	(13,056,632.99)	(1,577,555)
(Accumulated loss)/Retained earnings	(4,701,959.77)	(659,979)	6,267,273.44	707,581
Total owners' equity (deficit)	59,257,546.64	7,672,668	(6,789,351.27)	(869,973)
Total liabilities, minority interest and owners' equity (deficit)	92,262,510.36	11,946,151	74,190,809.26	9,506,645

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended March 31,		For The Three Months Ended March 31,	
	2007 RMB	**2007 USD**	**2006 RMB**	**2006 USD**
Revenues, net (note 12)	30,437,486.87	3,929,852	31,501,142.55	3,918,199
Cost of revenues	(8,654,444.73)	(1,117,395)	(8,607,416.53)	(1,070,614)
Gross profit	21,783,042.14	2,812,457	22,893,726.02	2,847,585
General and administrative expenses	(2,490,681.20)	(321,577)	(1,864,098.88)	(231,862)
Sales and marketing expenses	(94,968.00)	(12,262)	(166,520.68)	(20,712)
Research and development costs	(242,310.73)	(31,285)	(109,326.00)	(13,598)
Operating income	18,955,082.21	2,447,333	20,753,780.46	2,581,413
Interest income	8,812.25	1,138	503.18	63
Equity in income (loss) of affiliated company	17,762.90	2,293	(37,902.47)	(4,714)
Income before income taxes and minority interest	18,981,657.36	2,450,764	20,716,381.17	2,576,762
Income tax expense (note 13)	(2,224,786.06)	(287,247)	(2,954,860.16)	(367,534)
Net income before minority interest	16,756,871.30	2,163,517	17,761,521.01	2,209,228
Minority interest	96,837.18	12,503	(389,601.23)	(48,460)
Net income before minority interest	16,853,708.48	2,176,020	17,371,919.78	2,160,768
Translation adjustments	-	36,591	-	(11,194)
Net income	16,853,708.48	2,212,611	17,371,919.78	2,149,574

See accompanying notes to condensed consolidated financial statements.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OWNERS' EQUITY
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2007
(UNAUDITED)

	Capital RMB (note 11(a))	Share premium RMB (note 11(b))	Discount on Capital Issuance RMB (note 11(c))	(Accumulated loss)/Retained earnings RMB (note 11(d))	Total RMB
Balance as of January 1, 2006	8.28	-	(13,056,632.99)	24,955,545.95	11,898,921.24
Net profit for the year	-	-	-	54,244,816.16	54,244,816.16
Dividend (note 11(d))	-	-	-	(72,933,088.67)	(72,933,088.67)
Balance as of December 31, 2006	8.28	-	(13,056,632.99)	6,267,273.44	(6,789,351.27)
Net profit for the period	-	-	-	16,853,708.48	16,853,708.48
Issue of common shares	1,084,667.12	-	-	-	1,084,667.12
Issue of preferred shares	207,237.36	-	-	-	207,237.36
Net premium for issue of preferred shares	-	75,798,619.53	-	-	75,798,619.53
Redemption of common shares	(74,392.89)	-	-	(27,822,941.69)	(27,897,334.58)
Balance as of March 31, 2007	1,217,519.87	75,798,619.53	(13,056,632.99)	(4,701,959.77)	59,257,546.64

	Capital USD	Share premium USD	Discount on Capital Issuance USD	(Accumulated loss)/Retained earnings USD	Total USD
Balance as of January 1, 2006	1	-	(1,577,555)	3,051,981	1,474,427
Net profit for the year	-	-	-	6,820,466	6,820,466
Dividend	-	-	-	(9,164,866)	(9,164,866)
Balance as of December 31, 2006	1	-	(1,577,555)	707,581	(869,973)
Net profit for the period	-	-	-	2,212,611	2,212,611
Issue of common shares	139,572	-	-	-	139,572
Issue of preferred shares	26,667	-	-	-	26,667
Net premium for issue of preferred shares	-	9,753,535	-	-	9,753,535
Redemption of common shares	(9,573)	-	-	(3,580,171)	(3,589,744)
Balance as of March 31, 2007	156,667	9,753,535	(1,577,555)	(659,979)	7,672,668

See accompanying notes to condensed consolidated financial statements.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2007
(UNAUDITED)

	For The Three Months Ended March 31,		For The Three Months Ended March 31,	
	2007 RMB	2007 USD	2006 RMB	2006 USD
Cash flows from operating activities:				
Net income	16,853,708.48	2,212,611	17,371,919.78	2,149,574
Adjustments to reconcile net income to net cash provided by operating activities:				
Depreciation of property, plant and equipment	295,695.78	38,191	320,224.69	39,830
Amortization of intangible assets	140,845.07	18,191	451,961.57	56,216
Minority interest	(96,837.18)	(12,507)	389,601.23	48,460
Equity in (income) loss of affiliated company	(17,762.90)	(2,294)	37,902.47	4,714
Deferred taxes	(227,160.29)	(29,339)	-	-
Translation adjustments	-	12,683	-	18,734
Changes in assets and liabilities:				
Trade accounts receivable	(13,692,500.00)	(1,772,905)	(8,033,204.00)	(1,002,059)
Prepayments and other receivables	(5,861,381.65)	(758,932)	3,331,801.68	415,608
Inventories	4,722,469.40	611,465	(1,173,809.47)	(146,421)
Trade accounts payable	560,510.63	72,575	1,316,135.00	164,174
Income taxes payable	2,451,946.35	317,478	2,884,265.38	359,782
Accrued liabilities and other payables	(419,347.33)	(54,297)	5,211,512.26	650,082
Amounts due from/to related parties	346,663.72	44,886	-	-
Net cash provided by operating activities	5,056,850.08	697,806	22,108,310.59	2,758,694

See accompanying notes to consolidated financial statements.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2007
(UNAUDITED)

	For The Three Months Ended March 31,		For The Three Months Ended March 31,	
	2007 RMB	2007 USD	2006 RMB	2006 USD
Cash flows from investing activities:				
Capital expenditures	(3,050.00)	(395)	(69,585.86)	(8,680)
Advances to related parties	(68,000.00)	(8,805)	-	-
Advance from related parties	-	-	7,992.27	997
Advances to third parties	-	-	(728,160.00)	(90,830)
Repayments of advances by third parties	-	-	928,000.00	115,758
Repayments of advances to third parties	(1,318,133.00)	(170,672)	(20,886,731.94)	(2,605,403)
Net cash used in investing activities	(1,389,183.00)	(179,872)	(20,748,485.53)	(2,588,158)
Cash flows from financing activities:				
Proceeds of issue of common shares	1,084,667.12	139,572	-	-
Net proceeds of issue of preferred shares	76,005,856.89	9,780,202	-	-
Payment for Redemption of common shares	(27,897,334.58)	(3,589,744)	-	-
Repayment of advances to related parties	(49,500,000.00)	(6,409,260)	-	-
Net cash used in financing activities	(306,810.57)	(79,230)	-	-
Net increase in cash	3,360,856.51	438,704	1,359,825.06	170,536
Cash as of January 1	2,638,086.72	338,039	1,102,457.45	136,608
Cash as of March 31	5,998,943.23	776,743	2,462,282.51	307,144

See accompanying notes to consolidated financial statements.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2007
(UNAUDITED)

1. Organization and Principal Activities

Allied Moral Holdings Limited (the "Company" or "Allied Moral") was incorporated in the British Virgin Island ("BVI") on July 26, 2006 as a limited liability company. The Company's subsidiaries are Tibet Changdu Shengfeng Industry Development Co., Ltd. ("Tibet Changdu"), Wuhan Kangqiao Medical New Technology Co., Ltd ("Wuhan Kangqiao"), Shenzhen Hyper Technology Co., Ltd ("Shenzhen Hyper").

Allied Moral owned 100% equity interest of Tibet Changdu. Tibet Changdu owned 100% equity interest of Wuhan Kangqiao, 75% equity interest of Shenzhen Hyper and 50% equity interest of Beijing Kbeta. The Company and its subsidiaries are collectively referred to as the "Group".

The Group is principally engaged in the development, production, sales and after sales service of Gamma Treatment System ("GTS") products.

2. Basis of Presentation

The Company's unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of management, such statements include all adjustments, which are considered necessary for a fair presentation of the financial position of the Group at March 31, 2007, and the results of its operations, and cash flows for the three-month periods ended March 31, 2007 and 2006. The results of operations for the three-month period ended March 31, 2007 are not necessarily indicative of the operating results for the full year.

Because the Company, Tibet Changdu, Wuhan Kangqiao and Shenzhen Hyper were under common control, the Company's acquisition of Tibet Changdu and Tibet Changdu's acquisition of Wuhan Kangqiao and Shenzhen Hyper have been accounted for in a manner similar to a pooling of interests. Accordingly, the assets and liabilities of Tibet Changdu and its Subsidiaries transferred to the Company have been recognized at their historical carrying amount.

The Group's functional and reporting currency is the Chinese Renminbi ("RMB"). For the convenience of the reader, the U.S. dollar translation amounts are included in the accompanying consolidated financial statements. Opening balances of owners' equity for the first quarter 2006 is translated to US$ at the rate of US$1.00=RMB8.0702 on December 31, 2005, assets and liabilities are translated to US$ at the rate of US$1.00=RMB8.0167 on March 31, 2006 and US$1.00=RMB 7.7232 on March 31, 2007. Income and expenses are incurred during the first quarter period 2006 and 2007 are translated to US$ at the average monthly ended rate of US$1.00=RMB8.0397 for the first quarter period 2006 and US$1.00=RMB7.7452 for the first quarter period 2007.

The translation rates represent the noon buying rate by the Federal Reserve Bank of New York. No representation is made that the Renminbi amounts could have been, or could be, converted into U.S. dollars at that rate or at any particular average monthly ended rates for the first quarter periods 2006 and 2007, and on March 31, 2006 and 2007 or at any other date. All translation differences between RMB and U.S. dollar are recorded in the consolidated statement of operations.

3. Summary of Significant Accounting Policies

(a) Principles of Consolidation

The Consolidated financial statements include the Company and its three subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

(b) Cash

Cash consist of cash on hand and in bank.

(c) Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount after deduction of trade discounts, value added taxes and allowance, if any, and do not bear interest. The allowance for doubtful accounts is management's best estimate of the amount of probable credit losses in the existing accounts receivable. Management determines the allowance based on historical write-off experience, customer specific facts and economic condition. No allowance has been provided for doubtful accounts as of March 31, 2007 and December 31, 2006 (Note 5).

(d) Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method. Cost of work in progress and finished goods comprise direct material, direct production and an allocated proportion of production overheads.

(e) Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation or amortization. Depreciation expense is recognized using the straight-line method to the asset's estimated residual value over the estimated useful lives of the assets as follows:

	Years
Leasehold improvement	3-5
Buildings	20
Production equipment	3-5
Furniture, fixtures and office equipment	3-5
Motor vehicles	5-10

Leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the asset. Depreciation of property, plant, and equipment attributable to manufacturing activities is capitalized as part of inventory, and expensed to cost of revenues as inventory is sold.

3. Summary of Significant Accounting Policies (.../Cont'd)

(f) Intangible Assets

Intangible assets were contributed to the Group and are stated at cost, representing the fair value at the time of contribution by minority owner of a subsidiary. Fair value was supported by cash contributed contemporaneously by another investor. Cost is net of accumulated amortization and impairment losses. Amortization expense is recognized on the straight-line basis over the estimated respective useful lives of these intangible assets as follows:

	Years
Patented technology	20
Software	5

Management reviews the carrying values of its intangible assets if the facts and circumstances suggest that these assets may be impaired. To the extent that the review indicates that the carrying values of these assets may not be recoverable, as determined based on their estimated future undiscounted cash flows over the remaining amortization period, the carrying values of these assets will be reduced to their estimated fair values.

(g) Investment in Affiliated Company

The Group owned 50% equity interest of Beijing Kbeta and is accounted for used the equity method of accounting because the Company has the ability to exercise significant influence over the investee, but does not have a controlling financial interest.

If circumstances indicate that the carrying value of the Group's investment in Beijing Kbeta may not be recoverable, the Group would recognize an impairment loss by writing down its investment to its estimated net realizable value if management concludes such impairment is other than temporary.

(h) Impairment of Long-Lived Assets

Long-lived assets, including property, plant, and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

No Impairment was recognized for the quarter period ended March 31, 2007 and 2006.

3. Summary of Significant Accounting Policies (.../Cont'd)

(l) Revenue Recognition

The Group generates revenue primarily from sales of medical equipment and provision of maintenance and support services. Revenue is recognized as follows:

The Group recognizes revenue when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. The sales price of the medical equipment includes the training and installation services. These services are ancillary to the purchase of medical equipment by customers and are normally considered by the customers to be an integral part of the acquired equipment. As the delivered items (training and installation services) do not have determinable fair values, the Group recognizes revenue for the entire arrangement upon customer acceptance, which occurs after delivery and installation.

In the PRC, value added tax ("VAT") of 17% on invoice amount is collected in respect of the sales of goods on behalf of tax authorities. The VAT collected is not revenue of the Group; instead, the amount is recorded as a liability on the balance sheet until such VAT is paid to the authorities.

Pursuant to the laws and regulations of the PRC, Shenzhen Hyper is entitled to a refund of VAT on the sales of self-developed software embedded in medical equipment. The VAT refund represents the amount of VAT collected from customers and paid to the authorities in excess of 3% of relevant sales. The amount of VAT refund is calculated on a monthly basis. As the refund relates directly to the sale of self-developed software that is embedded in the Group's products, the Group recognizes the VAT refund at the time the product is sold. The amount is included in the line item "Revenues, net" in the consolidated statements of income and is recorded on an accrual basis.

Pursuant to the document dated December 16, 2004 with No.173 issued by Tibet Finance Bureau, the profits tax payment of Tibet Changdu in excess of RMB 900,000 for a year will be refundable by Tibet Finance Bureau. The 31% and 38.75% of business tax payment and value added tax payment respectively for a year will be refundable by Tibet Finance Bureau provided that the business tax payment and value added tax payment should be arrived at RMB 1 million and RMB 1.5 million for a year respectively. Such tax incentive policy will be valid for 5 years from the year of commencement of tax refund. The tax subsidy income from Tibet Finance Bureau was included in the Group's revenue for 2006 (Note 12).

The medical equipment sold by the Group has embedded self-developed software. In all cases, the medical equipment is marketed and sold based on its performance and functionality as a whole. The self-developed software is not sold on a standalone basis.

Tibet Changdu also provides comprehensive post-sales services to certain distributors for medical equipment used by hospitals. These contracts are negotiated and signed independently and separately from the sales of medical equipments. According to the agreements, Tibet Changdu provides comprehensive services including exchange of cobalt, training to users of the medical equipment, maintenance of medical equipment, upgraded software and consulting. Fees for the services are recognized under the straight-line method over the life of the contract.

3. Summary of Significant Accounting Policies (.../Cont'd)

(j) Research and Development Costs

Research and development costs are expensed as incurred.

(k) Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized.

(l) Retirement and Other Postretirement Benefits

Contributions to retirement schemes (which are defined contribution plans) are charged to consolidated statements of operations as and when the related employee service is provided.

(m) Warranty Costs for Medical Equipment

The Group provides a product warranty to its customers to repair any product defects that occur generally within twelve months of the date of sales. Based on the limited number of actual warranty claims and the historically low cost of such repairs, the Group has not recognized a liability for warranty claims, but rather recognizes such cost when product repairs are made.

(n) Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets; valuation allowances for receivables, realizable values for inventories and deferred income tax assets. Actual results could differ from those estimates.

(o) Contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the businesses that relate to a wide range of matters, including among others, product liability. The Group records accruals for such contingencies based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter. As management has not become aware of any product liability claim arising from any medical incident over the last three years, the Group has not recognized a liability for product liability claims.

3. Summary of Significant Accounting Policies (.../Cont'd)

(p) Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standard Board ("FASB") issued FASB Statement No. 123R (revised 2004), *Share-Based Payments*, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services, in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes Accounting Principles Board ("APB") Opinion No. 25, *Accounting for Stock Issued to Employees*, and its related implementation guidance. For nonpublic companies, this Statement requires measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. The Group has not been engaged in any share-based payment transactions.

In December 2004, the FASB issued FASB Statement No. 151, *Inventory Costs*, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling cost, and wasted material (spoilage). Under this Statement, such items will be recognized as current-period charges. In addition, the Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement will be effective for the Company for inventory costs incurred on or after January 1, 2007. Management anticipates that this new Statement will not have a material impact on the Group.

In December 2004, the FASB issued FASB Statement No. 153, *Exchanges of Nonmonetary Assets*, which eliminates an exception in APB 29 for recognizing nonmonetary exchanges of similar productive assets at fair value and replaces it with an exception for recognizing exchanges of nonmonetary assets at fair value that do not have commercial substance. This Statement will be effective for the Company for nonmonetary asset exchanges occurring on or after January, 1, 2007. Management currently does not contemplate entering into any transactions within the scope of FASB Statement No. 153. Consequently, management does not believe the adoption of the statement will have material impact on its consolidated financial statements.

In September 2005, the Emerging Issues Task Force ("EITF") issued EITF issue No. 04-13 *Accounting for Purchases and Sales of Inventory with the Same Counterparty*, EITF 04-13 provides guidance as to when purchases and sales of inventory with the same counterparty should be accounted for as a single exchange transaction. EITF 04-13 also provides guidance as to when a nonmonetary exchange of inventory should be accounted for at fair value. EITF 04-13 will be applied to new arrangements entered into, and modifications or renewals of existing arrangements occurring after January 1, 2007. The Group does not have such transactions within the scope of EITF 04-13. Consequently, management doesn't believe the adoption of the statement will have material impact on its consolidated financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes". FIN 48 establishes the threshold for recognizing the benefits of tax-return positions in the consolidated financial statements as "more-likely-than-not" to be sustained by the taxing authority, and prescribes a measurement methodology for those positions meeting the recognition threshold. FIN 48 is effective the fiscal year beginning after December 15, 2006. Consequently, management does not believe the adoption of the statement will have material impact on its consolidated financial statements.

3. Summary of Significant Accounting Policies (.../Cont'd)

(p) Recently Issued Accounting Standards (.../Cont'd)

In September 2006, the FASB issued FAS No. 157 "Fair Value Measurements". FAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. Management is currently evaluating the effect that the adoption of FAS No. 157 will have on its consolidated financial position and results of operations.

(q) Segment Reporting

The Company has no operating segments, as that term is defined in FASB Statement No. 131, *Disclosure About Segments of an Enterprise and Related Information*. All of the Group's operations and customers are in China. Accordingly, no geographic information is presented.

4. Cash

Cash represents cash in bank and cash on hand. There were no cash equivalents as of March 31, 2007 and December 31, 2006.

Renminbi is not a freely convertible currency and the remittance of funds out of the PRC is subject to the exchange restrictions imposed by the PRC government.

5. Trade Accounts Receivable

The Group performs ongoing credit evaluations of its customers' financial conditions. The Group generally requires its customers to provide advanced cash deposits for their purchases. The Group has historically been able to collect all of its receivable balances, and accordingly, has not provided any allowance for doubtful accounts as of March 31, 2007 and December 31, 2006.

6. Prepayments and Other Receivables

Prepayments and other receivables consist of the following:

	Mar 31, 2007 RMB	Dec 31, 2006 RMB
Prepayments to suppliers	19,349,296.07	12,236,881.92
Tax deposits	1,689,062.50	1,689,062.50
Advances to third parties (Note a)	1,322,000.00	1,322,000.00
Others (Note b)	5,247,288.64	6,498,321.14
	27,607,647.21	21,746,265.56

6. Prepayments and Other Receivables (.../Cont'd)

(a) Advances to third parties are unsecured, interest-free advances for working capital purposes and repayable within one year. In fiscal 2004, Tibet Changdu made an advance to third parties amounting to RMB 4,400,000. These third parties repaid RMB 650,000 and RMB 2,428,000 in fiscal 2005 and 2006, respectively.

(b) The amount of others as of March 31, 2007 and December 31, 2006 included RMB3,500,000 and RMB 5,000,000 respectively due from Shenzhen Jiancheng.

7. Inventories

Inventories consist of the following:

	Mar 31, 2007 RMB	Dec 31, 2006 RMB
Raw materials	3,309,171.70	6,593,177.89
Work-in-progress	4,647,483.05	6,085,946.26
	7,956,654.75	12,679,124.15

8. Property, Plant and Equipment

Property, plant and equipment consist of the following:

	Mar 31, 2007 RMB	Dec 31, 2006 RMB
Leasehold improvement	1,175,829.81	1,175,829.81
Buildings	753,644.00	753,644.00
Production equipment	2,848,120.50	2,848,120.50
Furniture, fixtures and office equipment	1,163,992.71	1,160,942.71
Motor vehicles	975,492.72	975,492.72
	6,917,079.74	6,914,029.74
Accumulated depreciation and amortization	(3,809,442.25)	(3,513,746.47)
	3,107,637.49	3,400,283.27

9. Intangible Assets

The following table summarizes the Group's net amortized carrying value of its intangible assets as of March 31, 2007.

	Patented technology RMB	Software RMB	Total RMB
Balance as of January 1, 2006	7,558,685.45	829,644.00	8,388,329.45
Amortization	(563,380.28)	(829,644.00)	(1,393,024.28)
Balance as of December, 2006	6,995,305.17	-	6,995,305.17
Amortization	(140,845.07)	-	(140,845.07)
Balance as of March 31, 2007	6,854,460.10	-	6,854,460.10

Patented technology represents a patent for the production of a component of the radiation treatment system. The patent was applied prior to its injection to Shenzhen Hyper as a capital contribution. Pursuant to the patent certificate, the patent was valid for 20 years from the application date, May 1999. Therefore it was amortized over the rest of the valid patent period, which is the estimated remaining useful life.

Software is utilized in the manufacture of medical equipment and is amortized over its estimated usefull life.

10. Accrued Liabilities and Other Payable

Accrued liabilities and other payables consist of the following:

	Mar 31, 2007 RMB	Dec 31, 2006 RMB
VAT, other taxes payable and surcharges	5,110,058.30	6,704,292.10
Accrued expenses	397,508.68	576,396.23
Accruals for salaries and welfare	1,381,431.48	1,247,657.46
Receipts in advance	3,565,588.67	2,345,588.67
Advances from third party	-	1,318,133.00
	10,454,587.13	12,192,067.46

Receipts in advance represent cash deposits received from customers in connection with the sales of products.

Advances from third party represent unsecured, interest-free advances which are repayable on demand.

11. Owners' Equity

(a) Registered capital

The Company is a limited liability company established in July 2006. At the beginning of incorporation, the registered capital of the Company is US$ 50,000 and issued capital is US$ 1.

The Company sub-divided the par value of share from US$1.00 per share to US$0.01 per share and increased the Company's authorized shares from 50,000 common shares to 35,000,000 common shares and 5,000,000 preferred shares at par value of US$0.01 for increase in authorized share capital from US$50,000 to US$400,000 in January and February 2007.

The Company issued 13,957,165 common shares at par value and 2,666,667 preferred shares at US$3.75 per share and also made a redemption of 957,265 common shares at US$3.75 per share in January and February 2007.

(b) Share premium

Share premium represents the net receipt for issue of preferred shares over par value.

(c) Discount on capital issuance

Discount on capital issuance represents the amount for the purchase consideration of Shenzhen Hyper and Wuhan Kangqiao in excess of the fair value of the net asset of the two companies.

(d) Retained earnings

(i) Retained earnings include the following:

Retained earnings for the quarter period ended March 31, 2007 and for the year December 31, 2006 include a General Reserve Fund amounted RMB 58,404,631 and RMB 10,428,953 respectively, less dividends paid in 2006.

(ii) General reserve fund includes statutory surplus reserve and statutory public welfare reserve.

Statutory surplus reserve

In accordance with PRC Company Law, Tibet Changdu is required to appropriate at least 10% of the profit arrived at for each year to the statutory surplus reserve. Appropriation to the statutory surplus reserve by Tibet Changdu is based on profit arrived at under PRC accounting standards for business enterprises for each year.

The profit arrived at must be set off against any accumulated losses sustained by Tibet Changdu in prior years, before allocation is made to the statutory surplus reserve. Appropriation to the statutory surplus reserve must be made before distribution of dividends to owners. The appropriation is required until the statutory surplus reserve reaches 50% of the registered capital. This statutory surplus reserve is not distributable in the form of cash dividends.

11. Owners' Equity (.../Cont'd)

(c) Retained earnings (.../Cont'd)

Statutory public welfare reserve

In accordance with PRC Company Law, Tibet Changdu appropriates 5% of the profit arrived at for each year to the statutory public welfare reserve prior to December 31, 2005. No statutory public welfare reserve is mandatory after December 31, 2005. Appropriation to the statutory public welfare reserve by Tibet Changdu is based on profit arrived at under PRC accounting standards for business enterprises for each year.

The fund can only be utilized for capital items for the collective benefit of Tibet Changdu's employees such as construction of dormitories, canteens and other staff welfare facilities. This fund is non-distributable other than on liquidation. The transfer to this fund must be made before distribution of any dividends.

According to PRC Company Law, a Foreign Investment Enterprise is not required to make a provision for statutory public welfare reserve.

(d) Dividend

Pursuant to the resolution passed at the Board of Directors' meeting in 2006, total dividends of RMB72,933,088.67 were declared and paid to Tibet Changdu's equity owner. The dividend is based on retained earnings arrived at under PRC accounting standards for business enterprise.

12. Revenues

Revenues for the quarter period March 31, 2007 and 2006 consist of the following:

	Three months ended March 31,	
	2007	2006
	RMB	RMB
Sales of GTS equipment and service income	31,263,354.70	31,182,960.57
Business tax and surcharges	(1,495,219.02)	(196,818.02)
Government subsidy for high and new technology business	-	500,000.00
Regional government tax subsidy	654,351.19	-
Other revenue	15,000.00	15,000.00
	30,437,486.87	31,501,142.55

The high and new technology business subsidy was granted by the government authorities to Shenzhen Hyper which can be used for enterprise development and technology innovation purposes.

13. Income Taxes

All of the Group's income is generated in the PRC.

Income tax expense for the quarter period ended March 31, 2007 and 2006:

	Three months ended March 31, 2007 RMB	2006 RMB
Current income tax expense	2,451,946.35	2,954,860.16
Deferred income tax benefit (expense)	(227,160.29)	-
Total income tax expense	2,224,786.06	2,954,860.16

As Tibet Changdu is located in the western area in the PRC and is within the industry specified by relevant laws and regulations of the PRC, the tax rate applicable to the Company is 15%.

The applicable tax rate for Wuhan Kangqiao is 33%.

Shenzhen Hyper is a high-tech manufacturing company located in Shenzhen special economic region. Therefore, the applicable tax rate is also 15%. According to local tax regulation, Shenzhen Hyper is entitled to a tax-free period for the first two years, commencing from the first profit-making year and a 50% reduction in state income tax rate for the next six years. Shenzhen Hyper has not turned from accumulated losses to retained profits as of March 31, 2007.

A reconciliation of the expected income tax expense to the actual income tax expense for the quarter period March 31, 2007 and 2006 are as follows:

	Three months ended March 31, 2007 RMB	2006 RMB
Income before minority interest and income tax	18,981,657.36	20,716,381.17
Expected PRC income tax expense at statutory tax rate of 33%	6,263,946.93	6,836,405.79
Non-deductible expenses	131,176.03	166,052.37
Others	(138,742.89)	(228,075.36)
Tax rate differences	(4,031,594.01)	(3,819,522.64)
Actual income tax expense	2,224,786.06	2,954,860.16

The PRC tax system is subject to substantial uncertainties and has been subject to recently enacted changes, the interpretation and enforcement of which are also uncertain. There can be no assurance that changes in PRC tax laws or their interpretation or their application will not subject the Group to substantial PRC taxes in the future.

13. Income Taxes (.../Cont'd)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets as of March 31, 2007 and December 31, 2006 are presented below.

	Mar 31, 2007 RMB	Dec 31, 2006 RMB
Current deferred tax assets:		
Provisions for other receivables	324,137.75	147,335.34
Current deferred tax assets	324,137.75	147,335.34
Non-current deferred tax assets:		
Deferred expenses	92,322.78	41,964.90
Non-current deferred tax assets	92,322.78	41,964.90
Total deferred tax assets	416,460.53	189,300.24

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred taxes are deductible, management believes it is more likely than not that Tibet Changdu and subsidiaries will realize the benefits of these deductible differences at March 31, 2007. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

14. Related Party Transactions

(a) Summary of significant related party transactions

The significant related party transactions of the Group are summarized as follows:

	Three months ended March 31,	
	2007 RMB	2006 RMB
Sales of medical equipment (i)	-	15,384,615.38
Cash advance to related party (ii)	68,000.00	-

14. Related Party Transactions (.../Cont'd)

(i) Represents the sales of medical equipment and income from service provided to Shenzhen Jiancheng and contract prior to October 1, 2005. Shenzhen Jiancheng was owned by Mr. Hui Xiaobing until it was sold to third parties effective from October 1, 2005. Shenzhen Jiancheng has been mainly engaged in sales of the Group's medical equipment to third parties, forming joint ventures with hospitals and providing maintenance services for equipment used by hospitals.

The contracts with Shenzhen Jiancheng were made before October 1, 2005 which are disclosed as related party transactions. Sales of medical equipment to Shenzhen Jiancheng and contracted before October 1, 2005 were included in revenue for the first quarter of 2006 is RMB 15,384,615.38, there were no sales of medical equipment to Shenzhen Jiancheng and contracted before October 2005 for the first quarter of 2007.

(ii) Amount is unsecured, interest-free advance for working capital purposes to Shenzhen Huiheng Industry Co., Ltd. ("Huiheng"), which is under same control of Mr. Hui Xiaobing. Amount is repayable on demand.

(b) Amounts due from/to related parties

Amount due from a related party

	Mar 31, 2007 RMB	Dec 31, 2006 RMB
Huiheng (i)	5,438,000.00	5,370,000.00

Amount due to related parties

	Mar 31, 2007 RMB	Dec 31, 2006 RMB
Huiheng (ii)	-	49,500,000.00
Hui Xiaobing (ii)	7,983.99	507,983.99
Clear Honest Investment Limited ("Clear Honest") (iii)	846,663.72	-
	854,647.71	50,007,983.99

(i) Amount represents interest-free advances to Huiheng for working capital purpose and repayable on demand.

(ii) The amount represents the balance of the purchase price related to the acquisition of Tibet Changdu in August 2006. The amount is payable on demand.

(iii) Amount mainly represents the balance of purchase price reltated to the redemption of 957,265 common shares from Clear Honest, a major common shares holder of Allied Moral.

15. Pension and Other Postretirement Benefits

Pursuant to the relevant laws and regulation in the PRC, the Group participates in defined contribution retirement plans for its employees arranged by a governmental organization. The Group makes contributions to the retirement scheme at the applicable rate based on the employees' salaries. The required contributions under the retirement plans are charged to the consolidated statements of operations on an accrual basis. The Group's contributions totalled RMB 101,711 and RMB 82,190 for the quarter period ended March 31, 2007 and 2006 respectively.

The Group has no other obligation to make payments in respect of retirement benefits of its employees.

16. Derivative Financial Instruments and Hedging Activities

The Group did not enter into any derivative financial instruments for any purpose during the years presented. The Group does not hedge risk exposures or speculate using derivative instruments.

17. Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amount of financial instruments, such as trade accounts receivable, other receivables, trade accounts payable, and other payables, approximates their fair values because of the short term maturity of these instruments.

18. Significant Concentrations

All of the Group's customers are located in the PRC. Two customers represented 84% and 79% of consolidated revenues for the quarter period ended March 31, 2007 and 2006, respectively. These customers also represented 97% and 91% of the trade accounts receivable as of March 31, 2007 and 2006, repectively.

The Group expects that a substantial portion of the sales will continue to be generated by a relatively small group of distributors, including Shenzhen Jiancheng, that may change from year to year primarily due to the fragmented nature of the medical equipment distribution industry in China.

19. Minority interest

Minority interest represents the share of 25% equity interest of Shenzhen Hyper as of March 31, 2007 and December 31 2006.

20. Subsequent event

On May 15, 2007, Mill Basin Technologies Ltd. ("Mill Basin") acquired all shareholdings of Allied Moral by means of the common and preferred shares of Allied Moral exchange for common and preferred shares of Mill Basin.